UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Charter Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment (“Amendment”) amends the Definitive Proxy Statement (the “Proxy Statement”) filed by Charter Communications, Inc. (the “Company” or “Charter”) with the Securities and Exchange Commission on March 17, 2022. The Proxy Statement was filed in connection with the Company’s 2022 annual meeting of stockholders to be held on April 26, 2022.

This Amendment is being filed to add Proposal 8: Stockholder Proposal Regarding Diversity, Equity and Inclusion Reports, as described in the Supplement to Proxy Statement dated March 25, 2022 (the “Supplement”).

This Amendment includes (i) the Supplement, which adds Proposal 8 to the Proxy Statement; (ii) the amended proxy card to be distributed to the Company’s stockholders reflecting the addition of Proposal 8; and (iii) the transmittal letter to stockholders accompanying these items. No other changes are being made to the Proxy Statement.

Dear Stockholder:

You previously received the Charter Communications, Inc. (the “Company” or “Charter”) proxy statement dated March 17, 2022 (the “Proxy Statement”) in connection with the annual meeting of stockholders to be held on April 26, 2022. Included with these materials was a proxy card for stockholders to vote on each of the seven matters described in the Proxy Statement.

In addition to the seven matters described in the Proxy Statement, stockholders will be asked to vote on another proposal, which is described in the enclosed Supplement to the Proxy Statement. Also enclosed is an amended proxy card, which may be used by stockholders to vote on all eight matters.

If you have already voted and do not submit a new (amended) proxy card, your previously submitted proxy will be voted at the annual meeting with respect to all other proposals but will not be counted in determining the outcome of Proposal 8.

PLEASE NOTE THAT IF YOU SUBMIT A NEW PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD.

You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was mailed to you or, if you requested printed copies of the proxy materials, you can also vote by mail or on the Internet as instructed on the proxy card that you received. You may revoke your proxy and vote in person if you decide to attend the meeting.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in Charter.

Sincerely,

Richard R. Dykhouse

Corporate Secretary

March 25, 2022

Charter Communications, Inc.

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2022. The attached Supplement dated March 25, 2022, the Proxy Statement, the form of amended proxy card, and the 2021 annual report to stockholders are available at www.proxyvote.com.

This Supplement (this “Supplement”) to the Proxy Statement dated March 17, 2022 (the “Proxy Statement”) of Charter Communications, Inc. (the “Company” or “Charter”) is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders of the Company to be held at 6350 S. Fiddler’s Green Circle, 2nd Floor (Conference Room C), Greenwood Village, CO 80111 on Tuesday, April 26, 2022 at 8:30 a.m. (Mountain Daylight Time). Capitalized terms used, but not otherwise defined herein, shall have the meanings given to them in the Proxy Statement.

This Supplement is dated March 25, 2022 and is first being mailed to stockholders on or about March 25, 2022.

This Supplement is being distributed by the Company to provide stockholders with an opportunity to vote on the stockholder proposal set forth below (the “Diversity, Equity and Inclusion Reports Proposal”). Other than the inclusion of the Diversity, Equity and Inclusion Reports Proposal pursuant to this Supplement, this Supplement does not in any way change the other proposals previously submitted for your vote. This Supplement amends the Proxy Statement to include the Diversity, Equity and Inclusion Reports Proposal, and should be read in connection therewith.

AS NOTED BELOW, IF YOU HAVE ALREADY SIGNED AND RETURNED A PROXY CARD, THAT PROXY WILL CONTINUE TO BE VALID WITH RESPECT TO PROPOSALS 1 THROUGH 7, BUT WILL NOT BE COUNTED FOR PURPOSES OF VOTING ON THE DIVERSITY, EQUITY AND INCLUSION REPORTS PROPOSAL (PROPOSAL NO. 8). EACH PROXY CARD YOU SUBMIT REVOKES YOUR PRIOR PROXY. THEREFORE, IF YOU SIGN AND RETURN THE NEW PROXY CARD ENCLOSED WITH THIS SUPPLEMENT, YOUR OLD PROXY CARD (AND YOUR VOTE ON EACH PROPOSAL CONTAINED ON YOUR OLD PROXY CARD) WILL BE REVOKED, AND YOUR VOTE ON EACH PROPOSAL CONTAINED ON THE NEW PROXY CARD WILL BE COUNTED.

Questions and Answers about Voting on Proposal 8

How does the board of directors recommend that I vote on Proposal 8?

The board of directors recommends that you vote AGAINST Proposal 8.

What if I do not provide instructions on how to vote my shares on Proposal 8?

If you are a stockholder of record and you submit a new (amended) proxy card, but do not provide voting instructions on Proposal 8, your shares will be voted “AGAINST” Proposal 8.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will not have discretionary authority to vote on non-routine matters such as Proposal 8. Therefore, if you do not provide voting instructions to the broker or nominee that holds your shares, the broker or nominee may not vote on Proposal 8.

What is the vote required for Proposal 8?

The affirmative vote of the holders of a majority of the votes cast is required for approval of Proposal 8. Abstentions and broker non-votes are not considered votes cast. Accordingly, assuming a quorum is present, abstentions, broker non-votes and a stockholder’s other failure to vote will have no effect on Proposal 8.

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What are my choices on Proposal 8?

You can vote “FOR” Proposal 8, vote “AGAINST” Proposal 8, or abstain from voting on Proposal 8.

Proposal No. 8: Stockholder Proposal Regarding Diversity, Equity and Inclusion Reports

(Item 8 on Proxy Card)

This proposal was submitted by Handlery Hotels, Inc. and the Thornhill Company, the beneficial owners of at least $2,000 worth of shares of our Class A common stock. The proposal reads as follows:

“Whereas: Numerous studies by respected organizations such as The Wall Street Journal, Credit Suisse, Morgan Stanley, McKinsey, PwC and BCG have pointed to the material benefits of a diverse workforce.

Yet, Black and Latino applicants face recruitment challenges. Results of a meta-analysis of 24 field experiments, dating back to 1990, found that, with identical resumes, White applicants receive an average of 36 percent more callbacks than Black applicants and 24 percent more callbacks than Latino applicants.”1

Promotion rates show how well diverse talent is nurtured at a company. Unfortunately, women and non-White employees experience “a broken rung” in their careers. For every 100 men who are promoted, only 86 women are promoted. Non-White women are particularly impacted, comprising 17 percent of the entry-level workforce and only 4 percent of executives.2 Employees with the potential for advancement have a higher retention rate.3

Morgan Stanley has found that “[e]mployee retention that is above industry peer averages can indicate the presence of competitive advantage. This advantage may lead to higher levels of future profitability than past financial performance would indicate.”4 Companies with high employee satisfaction have also been linked to annualized outperformance of over two percent.5

Charter Communications, Inc. (Spectrum) has not yet committed to release standardized workforce composition data through its consolidated EEO-1 form, which is best practice in diversity data reporting, nor has it shared sufficient recruitment, retention and promotion data to allow investors to determine the effectiveness of its human capital management programs.

Eighty-one percent of the S&P100 have released, or have committed to release, their EEO-1 forms. The number of S&P100 companies releasing this form increased 239 percent between September 2020 and September 2021. The number of S&P100 companies releasing recruitment rate data bay gender, race and ethnicity increased by 234 percent; companies releasing retention rate data increased by 79 percent; and companies releasing promotion rate data increased by 379 percent. Spectrum is increasingly a laggard in its decision to continue to withhold these data sets.

In 2021, 41 percent of investors voted in support of a resolution with a similar data disclosure request. Spectrum’s investors have reasons to be particularly concerned about its diversity-related programs; the company has faced discrimination allegations related to discrimination on the basis of gender, sexual orientation, race, and age.

Resolved: Shareholders request that Spectrum report to shareholders on the outcomes of the Company’s diversity, equity, and inclusion efforts by publishing quantitative data on workforce composition, and recruitment, retention, and promotion rates of employees by gender, race, and ethnicity. The reporting should be done at reasonable expense and exclude proprietary information.

1 https://hbr.org/2017/10/hiring-discrimination-against-black-americans-hasnt-declined-in-25-years

2 https://wiw-report.s3.amazonaws.com/Women_in_the_Workplace_2021.pdf

3 https://www.benefitspro.com/2019/04/17/promotions-play-a-key-role-in-employee-turnover/?slreturn=20210926165506

4 https://www.morganstanley.com/im/publication/insights/articles/article_culturequantframework_us.pdf

5 https://www.institutionalinvestor.com/article/b1tx0zzdhhnf5x/Want-to-Pick-the-Best-Stocks-Pick-the-Happiest-Companies?utm_medium=email&utm_ campaign=The%20Essential%20II%20100721&utm_content=The%20Essential%20II%20100721%20CID_eb103a9e15359075f72a85f7ff534c79&utm_ source=CampaignMonitorEmail&utm_term=Want%20to%20Pick%20the%20Best%20Stocks%20Pick%20the%20Happiest%20Companies

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Supporting Statement

Quantitative data is sought so that investors can assess, understand, and compare the effectiveness of companies’ diversity, equity, and inclusion programs and apply this analysis to their portfolio management and securities’ selection process.”

Statement Against Stockholder Proposal Regarding Diversity, Equity and Inclusion Reports

For largely the reasons set forth in our Statement Against Stockholder Proposal Regarding EEO-1 Reports (Proposal No. 7), we oppose this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

Enclosed with this Supplement is an amended proxy card that differs from the proxy card previously furnished to you by the Company in that it includes a new Proposal 8, Stockholder Proposal Regarding Diversity, Equity and Inclusion Reports. If you wish to vote on Proposal 8, you must use the proxy card enclosed with this Supplement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 8. Unless instructions to the contrary are given, all proxies received by the Company on the enclosed proxy card will be voted “AGAINST” Proposal 8.

The Proxy Statement previously delivered to you was accompanied by a proxy card. That proxy card only contained Proposals 1 through 7, and did not contain Proposal 8, which is the Stockholder Proposal Regarding Diversity, Equity and Inclusion Reports. We encourage you to vote the new proxy card with Proposals 1 through 8 enclosed with this Supplement rather than the old proxy card with Proposals 1 through 7 previously delivered to you.

Please note that if you have already submitted your proxy, each new proxy card you submit revokes your prior proxy. Accordingly, you should vote on all eight proposals if you submit the new proxy card enclosed with this Supplement. The proxy card with the most recent date will be your valid proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 8, STOCKHOLDER PROPOSAL REGARDING DIVERSITY, EQUITY AND INCLUSION REPORTS.

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